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                                                                    Exhibit 21



                             TUSCARORA INCORPORATED


                              List of Subsidiaries



         The following is a complete list of the subsidiaries of the Company:

                        Name of                                                         Jurisdiction of
                      Subsidiary                                                         Incorporation
                      ----------                                                         -------------
Alpine Packaging, Inc. (1)                                                              Colorado

Tuscarora International, Inc. (1)                                                       Delaware

         Tuscarora, S.A. de C.V. (2)                                                    Mexico

         Tuscarora Tijuana, S.A. de C.V. (2)                                            Mexico

Tuscarora Investment Corporation (1)                                                    Delaware

Tuscarora Limited(1)                                                                    England
  Tuscarora (Scotland) Limited (3)                                                      England
  Arrowtip Mouldings Limited (3)                                                        England
         Arrowtip Limited (4)                                                           England
         Anglian Expanded Products Limited (4)                                          England

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(1)  100% owned by Tuscarora Incorporated.

(2) 4,999 shares are owned by Tuscarora International, Inc. and 1 share is owned by Tuscarora Incorporated.

(3)  100% owned by Tuscarora Limited.

(4)  100% owned by Arrowtip Moldings Limited